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                                                                 EXHIBIT (23)(B)


                        CONSENT OF KPMG PEAT MARWICK LLP


BOARD OF DIRECTORS
FIRST FIDELITY BANCORPORATION


     We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-3 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report on Form 10-K of First Fidelity Bancorporation and to the reference to our firm under the heading "Experts" in the Prospectus. Our report dated January 18, 1995, refers to changes in the methods of accounting for income taxes, postretirement benefits other than pensions, postemployment benefits, and investments in 1993.


                                            KPMG PEAT MARWICK LLP


New York, New York
December 18, 1995